Exhibit 24.1

              REPORT AND CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Stockholders and Board of Directors
High Plains Corporation

We hereby consent to the incorporation in this Form 10-K/A of our report dated August 7, 1997 relating to the financial statements of High Plains
Corporation for the year ended June 30, 1997.


                                            s/ ALLEN, GIBBS & HOULIK, L.C.

Wichita, Kansas
October 10, 1997